EXHIBIT 4.9

                                    SCHEDULE

                   Information on six substantially identical
                                Promissory Notes
                            dated March 23, 2001 and
             made payable to the order of First Union National Bank


       (Six additional documents are identical, except as set forth below, to the document included as Exhibit 4.1)

                                                                                                           Principal
Apartment Property                              Borrower                                                      Amount
------------------                              --------                                                      ------
Harbour Club Apartments                         CRIT-VA II, Inc.                                           8,475,000
Virginia Beach, Virginia

Highland Hills Apartments                       CRIT-NC III, LLC                                          14,775,000
Carrboro, North Carolina

Canyon Hills                                    CAC II Limited Partnership                                12,675,000
Austin, Texas

Park Village                                    CAC II Limited Partnership                                 8,500,000
Bedford, Texas

Summertree                                      CAC II Limited Partnership                                 7,750,000
Dallas, Texas

The Courts on Pear Ridge                        CAC II Limited Partnership                                10,575,000
Dallas, Texas